Exhibit 10.1
                                AMENDMENT NO. 2
                             TO EMPLOYMENT AGREEMENT

     Amendment No. 2 to Employment Agreement dated as of February 1, 1994 as amended May 15, 1995 (the "Employment Agreement") between Riddell, Inc., an Illinois corporation (the "Employment Agreement"), between Riddell, Inc., an Illinois corporation (the "Company"), and Dan Cougill.

     WHEREAS, Mr. Cougill has been elected Chief Operating Officer and President of the Riddell Group of Riddell Sports Inc. and the President and Chief Operating Officer of the Company.

     WHEREAS, the Employment Agreement, unless extended, expires on May 15, 1998 and the Company wishes to provide Mr. Cougill incentive to continue providing excellent leadership to the Company and to extend the term of the Employment Agreement.

     NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged the parties hereto agree as follows:

     (A) Section 2 of the Employment Agreement be and hereby is amended to provide in full as follows:

          "2.  Term.     This Agreement is for a term ("Term") commencing on
                         the date of this Agreement and terminating on May 15, 1999, or upon the Executive's earlier death, disability or other termination of employment pursuant to Section 11."

     (B) All Other provisions on the Employment Agreement shall remain in full force and effect.


Dated:    September 11, 1997            RIDDELL, INC.
          ------------------
                                   By:  /s/ David Mauer
                                       --------------------------------
                                        David Mauer
                                   Its: Chief Executive Officer


                                        EXECUTIVE

                                        /s/ Dan Cougill
                                       ---------------------------------
                                        Dan Cougill